Exhibit 99.1

GI Dynamics, Inc. – ASX Announcement

GI Dynamics appoints chief compliance officer

LEXINGTON, Mass & SYDNEY, Australia – 10 May 2016 AEST – GI Dynamics, Inc. (ASX: GID) (the Company), a medical device company that provides an innovative treatment for type 2 diabetes and obesity, today announces the appointment of Mr. Brian Callahan to the position of chief compliance officer and executive vice president clinical, regulatory and quality.

Callahan will be responsible for overseeing the Company’s clinical, regulatory and quality affairs and will ensure the Company is engaged in an effective dialogue with regulatory bodies in Europe, Australia and the United States. He has extensive experience working as a consultant with the FDA in remediating serious issues across multiple companies.

GI Dynamics’ CEO Scott Schorer said, “On behalf of the board of directors, I am pleased to announce the appointment of Brian Callahan as GI Dynamics’ chief compliance officer. He is a vital addition to the senior management team as we work to reboot GI Dynamics.”

“Brian and I have worked together extensively in the past. Together, we have supported multiple FDA inspections, received a CE mark certification and multiple CE mark product approvals. GI Dynamics must immediately focus on engaging with its regulatory bodies in a more open and constructive manner. Brian has a long history of working across multiple companies and technologies to remediate clinical, regulatory and quality issues. I asked Brian to join GI Dynamics and help us solve the execution issues that led to stopping the ENDO Trial in the United States.”

“I joined GI Dynamics after speaking with Scott about the issues and the potential for EndoBarrier Therapy,” Callahan said, “GI Dynamics’ technology meets a critical need, providing an effective nonsurgical alternative treatment for a large and growing patient population. I look forward to enhancing our relationships with our European notified body, with the TGA and the FDA.”

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. – ASX Announcement	Page 2

Callahan is an accomplished senior compliance executive with more than 25 years of experience in the medical device, pharmaceutical and biologics industries. He began his career in the United States Army as a nuclear weapons specialist and has experience working for Johnson & Johnson, Covidien and Quintiles. In 2002 Callahan founded EEC & Associates, a global compliance consulting company providing clinical, regulatory and quality services to domestic and international life science companies. More recently, Callahan was executive vice president of clinical, quality and regulatory affairs at Histogenics Corporation (HSGX) and was instrumental in raising $49 million while working with the FDA to restart the NeoCart pivotal phase III study.

About GI Dynamics

GI Dynamics, Inc. (ASX: GID) is the developer of EndoBarrier®, the first endoscopically delivered device therapy approved for the treatment of type 2 diabetes and obesity. EndoBarrier is approved and commercially available in multiple countries outside the United States. EndoBarrier is not approved for sale in the United States and is limited by federal law to investigational use only in the United States. Founded in 2003, GI Dynamics is headquartered in Lexington, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This announcement contains forward-looking statements concerning: our development and commercialization plans; our potential revenues and revenue growth, costs, excess inventory, profitability and financial performance; our ability to obtain reimbursement for our products; our clinical trials, and associated regulatory submissions and approvals; the number and location of commercial centers offering the EndoBarrier; and our intellectual property position. These forward-looking statements are based on the current estimates and expectations of future events by the management of GI Dynamics, Inc. as of the date of this announcement and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the consequences of terminating the ENDO Trial and the possibility that future clinical trials will not be successful or confirm earlier results; risks associated with obtaining funding from third parties; risks relating to the timing and costs of clinical trials, the timing of regulatory submissions, the timing, receipt and maintenance of regulatory approvals, the timing and amount of other expenses, and the timing and extent of third-party reimbursement; risks associated with commercial product sales, including product performance; competition; risks related to market acceptance of products; intellectual property risks; risks related to excess inventory; risks related to assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches, future financial results and other factors including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. – ASX Announcement	Page 3

Investor Enquiries:	Media Enquiries:

Investor relations	Media relations

United States: James Murphy Chief Financial Officer +1 (781) 357-3281	United States/Europe/Australia: investor@gidynamics.com +1 (781) 357-3250

Australia: David Allen or John Granger Hawkesbury Partners Pty Limited +61 2 9325 9046	United States/Australia: Catie Corcoran WE Buchan +1 (813) 895-4575

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388